FOR IMMEDIATE RELEASE

ISLE OF CAPRI CASINOS, INC. THIRD QUARTER FISCAL 2007 RESULTS

SAINT LOUIS, MO. (May 4, 2007)—Isle of Capri Casinos, Inc. (NASDAQ: ISLE) (the “Company”) today provided additional comments and information on its financial results for the third fiscal quarter ended January 28, 2007, which were reported in its Form 10-Q filing on April 18, 2007. This filing had been delayed due to the restatement of certain prior period financial statements as previously announced by the Company and as summarized below. Accordingly, the financial information presented herein related to the nine months ended January 28, 2007 and the three and nine months ended January 22, 2006 have been restated.

The Company reported a 0.8% increase in net revenues from continuing operations to $230.8 million for the third quarter compared to net revenues from continuing operations of $229.0 million for the same quarter in fiscal 2006 as restated. Loss from continuing operations was $9.7 million, or $0.32 per diluted common share, during the third quarter of fiscal 2007 compared to income of $2.2 million or $0.07 per diluted common share for the third quarter of fiscal 2006. Adjusted EBITDA1 from continuing operations for the third quarter of fiscal 2007 decreased 22.8% to $39.3 million compared to Adjusted EBITDA1 from continuing operations of $50.9 million for the same quarter in fiscal 2006. During the third quarter ended January 28, 2007, the Company was negatively impacted by severe weather conditions and increased competition in several of the Company’s markets, while the third quarter ended January 22, 2006 was benefited by post hurricane effects in Biloxi and Lake Charles.

For the nine months ended January 28, 2007, the Company reported a 9.7% increase in net revenues from continuing operations to $748.0 million, compared to $682.0 million for the comparable period in the prior year. For the first nine months of fiscal 2007, the Company reported a loss from continuing operations of $7.7 million, or $0.25 per diluted common share, compared to a loss of $0.6 million, or $0.02 per diluted common share for the same period in fiscal 2006. Adjusted EBITDA1 from continuing operations in the nine month period increased 6.1% to $138.7 million, compared to $130.7 million for the comparable nine month period in fiscal 2006. Operating results for fiscal 2006 were negatively impacted by Hurricanes Katrina, Wilma and Rita. During the nine months ended January 28, 2007, the Company recognized a pretax gain of $22.9 million related to the sale of its Isle-Bossier City and Isle-Vicksburg properties. This gain is included in income from discontinued operations and the impact on net income per diluted common share was $0.37 for the nine-months ended January 28, 2007, while the operating results of discontinued operations contributed another $0.13.

Isle-Bossier City and Isle-Vicksburg are reflected as discontinued operations for all periods presented. Accordingly, the operating results for these properties are not included in the net revenue, income from continuing operations and Adjusted EBITDA1 results discussed above. The sale of Isle-Bossier City and Isle-Vicksburg closed on July 31, 2006.

On March 12, 2007, the Company announced that it would restate its financial statements for the fiscal years ended April 25, 2004, April 24, 2005 and April 30, 2006 and the quarterly results for fiscal 2005 and 2006 included therein, and for the first two fiscal quarters of fiscal 2007. A Form 10-Q for the three months and nine months ended January 28, 2007 and January 22, 2006 has been filed prior to the filing of the amended Form 10-K and Forms 10-Q for the above referenced periods. Financial information reported within the Form 10-Q for the nine months ended January 28, 2007 and the three and nine months ended January 22, 2006 contains the restatement of financial information referred to above.

The nine months ended January 28, 2007 reflected no changes from the restatement to the six months ended October 29, 2006 for net revenue, a $4.3 million increase to Net income and a $1.4 million increase to Adjusted EBITDA1. For the three and nine months ended January 22, 2006, the net effect of these restatements has resulted in an increase to Net revenues of $0.07 million and $0.5 million, respectively, an increase to Net income of $0.1 million and a decrease to Net income of $0.9 million, respectively, and a increase to Adjusted EBITDA1 of $0 and $1.6 million, respectively. The restatement adjustments primarily relate to the following items: accounting for the lease of the Company’s new casino space in Coventry, England in accordance with Emerging Issue Task Force 97-10, “The Effect of Lessee Involvement in Asset

Construction”; the correction of accounting errors at the Company’s 66-2/3% owned subsidiary, Blue Chip Casinos plc, in England; adjustments to the calculation of the gain on the sale of the Isle-Bossier City in the second quarter of fiscal 2007; and adjustments on various income tax accounting issues. Refer to Form 10-Q for the quarterly period ended January 28, 2007 filed on April 18, 2007 with the Securities and Exchange Commission for a detailed discussion of all restatement adjustments.

Highlights and Updates

•
The Company unveiled its newest brand, “the isle®” at Pompano Park on April 14, 2007 with 1,500 slot machines and two restaurants, a full service delicatessen and tropical-themed buffet. Two additional restaurants, Farraddays’ signature steakhouse and Bragozzo, an Italian osteria created by accomplished Chef Luke Palladino, are expected to open in May along with other amenities.

•
On May 3, the Florida legislature passed a bill to increase the number of slot machines at Broward County pari-mutuel facilities from 1,500 to 2,000, increase operating hours including 24 hours on the weekends, allow progressive machines, and permit ATMs on the premises, although not on the casino floor. The bill was moved to the Governor’s office for signature.

•
Construction continues at the Company’s new casino property, “the isle” casino resort at Waterloo in Iowa. Interior finishing is well underway on the 35,000 square foot single level casino, three restaurants and 200-room hotel, which is expected to open by July 1, 2007. A nightclub, spa and pool will follow later this year.

•
The Company announced construction plans for “the isle” casino resort at Biloxi including a land-based casino with approximately 2,100 slot machines, 50 table games, a new poker room, new buffet and adding another yet to be named restaurant. The more than $180 million project will be largely funded by insurance proceeds associated with Hurricane Katrina. When complete, this project will return the property to the pre-Katrina planned levels. Also in Biloxi, the Company completed a property purchase of approximately 5 acres located on Point Cadet, bringing the total incremental acreage acquired in Biloxi to approximately 7.5 acres.

•	The $45 million, 250-room Isle of Capri Hotel in Bettendorf, Iowa remains on schedule and is expected to open by June 1, 2007.
•
The Company also expects to open its $62 million casino, “the isle” casino at Coventry located at the RICOH(TM) Arena in the United Kingdom in summer 2007. The project, authorized under the Gaming Act of 1968, includes 90 electronic gaming machines, over 40 table games including poker, as well as the Company’s signature steakhouse, Farraddays’, a Tradewinds Marketplace, a private dining club, and three bars including an entertainment venue and sports bar.

•
The Company has begun implementation of technology improvements including a comprehensive data warehouse to enhance direct marketing programs, as well as a new hotel revenue management system designed to optimize hotel room pricing and availability. The Company expects the development and roll out of both systems to continue throughout fiscal 2008.

•
Subsequent to the end of the quarter, the Company announced that it has entered into an agreement to purchase Casino Aztar in Caruthersville, Missouri from an affiliate of Columbia Sussex Corporation for approximately $45 million. The agreement is subject to general conditions including the approval of the Missouri Gaming Commission.

•
Subsequent to the end of the quarter, the Company also announced an agreement with government officials in the Bahamas to continue the operation of its casino at Our Lucaya in Freeport. The Company had previously announced that it would be terminating its lease as of June 1, 2007.

“Last month we revealed our newest brand, “the isle”, unveiling the next generation of our brand at Pompano Park. Enhanced with water features, marble flooring and wood grain accents, our guests continue to experience the tropical oasis we embrace while enjoying the excitement of Vegas-style gaming at the same time. The brand roll-out will continue into Fiscal 2008 as we expand our reach into markets in Iowa and the United Kingdom,” Bernard Goldstein, chairman and chief executive officer, said.

Operational Review of the Company’s Continuing Operations for the Third Quarter of Fiscal 2007 Compared to the Third Quarter of Fiscal 2006

Operating results for the third quarter of fiscal 2007 include some significant additional expenses, some of which will not be recurring, as compared to the third quarter of fiscal 2006. These include an increase of approximately $4.5 million in property insurance expense over the prior year’s third quarter, for a nine-month total increase of approximately $13.5 million over the prior year period, which was allocated across all operating properties. This increase is expected to continue throughout fiscal 2007. The Company also recorded approximately $1.6 million of stock compensation expense in the third quarter of fiscal 2007 related to the adoption of FASB Statement No. 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)). These costs will also be recurring. The stock compensation expense is reflected in the corporate and other expense line item. Preopening costs increased $3.2 million compared to the third quarter of fiscal 2006 primarily due to costs related to our casino developments in Pompano Beach, Florida; Waterloo, Iowa and Coventry, England.

In Mississippi, the Company’s three continuing operations contributed 25.0% of net revenues. Isle-Biloxi’s net revenues were up from the prior year period principally due to the prior year closure of the property caused by Hurricane Katrina. Adjusted EBITDA1 at the property was down due to increased competition in the market as competitors have re-opened while the Isle-Biloxi remains negatively impacted by the destruction of the Ocean Springs bridge, which is the primary thoroughfare for travelers from Alabama, Florida and Georgia into east Biloxi where Isle-Biloxi is located. Isle-Natchez continues to experience decreases in both net revenues and Adjusted EBITDA1 primarily resulting from the re-opening of competitor casinos on the Gulf Coast that were previously rebuilding from the hurricane. Isle-Lula’s net revenues decreased slightly while Adjusted EBITDA1 at the property increased slightly due to more efficient management of expenses.

In Louisiana, Isle-Lake Charles contributed 18.9% of net revenues. Isle-Lake Charles experienced a decrease in net revenues and Adjusted EBITDA1 as compared to the prior year period, primarily due to severe weather conditions and a decrease in the market due to post hurricane population shifts that benefited the prior year. During the current quarter, the Company recorded $2.2 million of income related to a business interruption insurance claim for Hurricane Rita.

The post hurricane effects in the third quarter of fiscal 2007 compared to the third quarter of fiscal 2006 related to Biloxi, Natchez and Lake Charles were the primary reason for the overall decline in the Company’s Adjusted EBITDA1 margin in the third quarter of fiscal 2007.

In Missouri, the Company’s two properties contributed 16.9% of net revenues. Isle-Kansas City’s net revenues and Adjusted EBITDA1 were down slightly due primarily to severe weather conditions and decreased gaming patron count, which is attributable to the completion of other competitor expansion projects in the market and increased marketing intensity by competitors. Isle-Boonville’s net revenues and Adjusted EBITDA1 increased due to the opening of the Company’s new hotel in July 2006.

In Iowa, the Company’s three casinos contributed 18.6% of net revenues. Combined, the Company's two Quad City properties and Isle-Marquette showed a decrease in both net revenues and Adjusted EBITDA1 due to severe weather conditions and increased competition.

In Colorado, the Company’s two Black Hawk casino operations contributed 15.1% of net revenues. The Black Hawk properties experienced a decrease in net revenues and Adjusted EBITDA1 as compared to the prior year period primarily due to increased competition and the impact of severe snowstorms affecting seven consecutive weekends of the quarter.

New development expenses increased compared to the third quarter of fiscal 2006 primarily due to the pursuit of gaming licenses in Pittsburgh, Pennsylvania and Singapore. In December 2006, the Company was notified that the respective gaming commissions did not award the Company either gaming license.

The increase in corporate and other expenses compared to the third quarter of fiscal 2006 is primarily due to the stock compensation expense as mentioned above and $0.9 million in non-recurring charges related to moving the Company’s corporate headquarters to Saint Louis, Missouri.

Operating results from the Colorado Grande-Cripple Creek, Isle-Vicksburg and Isle-Bossier City have been classified as discontinued operations for all periods presented and thus are not included in the Operational Review discussed above.

“As expected our existing properties faced challenges during this transition period as we experienced increased competition and softness in certain markets. Additionally, we experienced severe weather conditions in several of our markets. Our team continues to carefully adjust our business model and implement new marketing technologies as we complete fiscal 2007. With the beginning of fiscal 2008, we look forward to the opening of our hotel in Bettendorf and finalizing the purchase of Casino Aztar in Caruthersville as we continue to focus on growing our business,” said Tim Hinkley, president and chief operating officer.

The registrant’s independent registered public accounting firm has not completed the review of the registrant’s interim financial statements included in the Form 10-Q filed on April 18, 2007 as required by the Securities and Exchange Commission Rule 10-01(d) of Regulation S-X because of the pending financial statement restatements discussed herein.

Isle of Capri Casinos, Inc.
Consolidated Statements of Income*
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	January 28,	January 22,	January 28,	January 22,
	2007	2006	2007	2006
		(Restated)	(Restated)	(Restated)
Revenues:
Casino	$233,158	$234,954	$760,015	$694,711
Hotel, pari-mutuel, food, beverage & other	47,367	37,891	151,098	126,025
Gross revenues	280,525	272,845	911,113	820,736
Less promotional allowances	49,680	43,821	163,073	138,717
Net revenues (2)	230,845	229,024	748,040	682,019

Operating and other expenses:
Properties	179,200	167,794	573,145	514,800
New development (3)	4,923	3,519	14,518	11,382
Corporate and other (4)	8,994	6,796	27,456	25,138
Preopening (5)	3,236	40	4,066	224
Valuation Charge (6)	-	-	665	-
Hurricane related charges, net (7)	-	3,576	-	4,776
Depreciation and amortization	24,703	21,958	72,943	65,666
Total operating and other expenses	221,056	203,683	692,793	621,986

Operating income	9,789	25,341	55,247	60,033

Interest expense, net	(20,668)	(18,663)	(60,365)	(53,594)
Loss on early extinguishment of debt	-	(2,110)	-	(2,110)
Minority interest (8)	(598)	(439)	(2,216)	(4,387)

Income from continuing operations before income taxes	(11,477)	4,129	(7,334)	(58)

Income tax expense (benefit) (9)	(1,770)	1,907	347	575

Income (loss) from continuing operations	(9,707)	2,222	(7,681)	(633)
Income from discontinued operations (including minority interest
and gain on sale of discontinued operations), net of income taxes (12)	216	2,010	15,148	3,632

Net income (loss)	$(9,491)	$4,232	$7,467	$2,999

Earnings per common share - basic:
Income (loss) from continuing operations	$(0.32)	$0.07	$-	$(0.02)
Income from discontinued operations (including gain on sale
of assets), net of income taxes	0.01	0.07	0.50	0.12
Net income (loss)	$(0.31)	$0.14	$0.50	$0.10

Earnings per common share - diluted:
Income (loss) from continuing operations	$(0.32)	$0.07	$(0.25)	$(0.02)
Income from discontinued operations (including gain on sale
of assets), net of income taxes	0.01	0.06	0.50	0.12
Net income (loss)	$(0.31)	$0.14	$0.25	$0.10

Weighted average basic common shares	30,371	29,951	30,379	30,054
Weighted average diluted common shares	30,371	31,042	30,379	30,054

Isle of Capri Casinos, Inc.
Comparative Financial Highlights by Casino Property
(Unaudited)
(In thousands)

	Three Months Ended
	January 28, 2007			January 22, 2006 (Restated)
	Net Revenues (2)	Adjusted EBITDA (1)	Adjusted EBITDA (1) Margin %	Net Revenues (2)	Adjusted EBITDA (1)	Adjusted EBITDA (1) Margin %

MISSISSIPPI
BILOXI	$28,503	$5,611	19.7%	$14,554	$7,854	54.0%
NATCHEZ	9,429	3,010	31.9%	11,945	4,597	38.5%
LULA	19,661	5,686	28.9%	20,341	5,369	26.4%
MISSISSIPPI TOTAL	57,593	14,307	24.8%	46,840	17,820	38.0%

LOUISIANA
LAKE CHARLES	43,517	10,459	24.0%	45,153	12,859	28.5%

MISSOURI
KANSAS CITY	19,925	3,641	18.3%	20,378	3,770	18.5%
BOONVILLE	18,987	5,658	29.8%	17,117	4,717	27.6%
MISSOURI TOTAL	38,912	9,299	23.9%	37,495	8,487	22.6%

IOWA
BETTENDORF	20,172	5,313	26.3%	22,758	6,921	30.4%
DAVENPORT	14,081	2,592	18.4%	15,654	3,563	22.8%
MARQUETTE	8,585	1,770	20.6%	9,129	1,746	19.1%
IOWA TOTAL	42,838	9,675	22.6%	47,541	12,230	25.7%

COLORADO
BLACK HAWK/COLORADO
CENTRAL STATION (10)	34,787	9,964	28.6%	38,347	10,802	28.2%

INTERNATIONAL
BLUE CHIP	2,398	(88)	(3.7%)	2,094	(363)	(17.3%)
OUR LUCAYA	4,058	(508)	(12.5%)	6,408	286	4.5%
INTERNATIONAL TOTAL	6,456	(596)	(9.2%)	8,502	(77)	(0.9%)

CORPORATE & OTHER (11)	6,742	(13,824)	N/M	5,146	(11,206)	N/M

TOTAL	$230,845	$39,284	17.0%	$229,024	$50,915	22.2%

Note: The above excludes properties classified as discontinued operations. Discontinued operations include the Company's
Bossier City, Louisiana and Vicksburg, Mississippi properties which were sold on July 31, 2006.

Isle of Capri Casinos, Inc.
Comparative Financial Highlights by Casino Property
(Unaudited)
(In thousands)

	Nine Months Ended
	January 28, 2007			January 22, 2006 (Restated)
	Net Revenues (2)	Adjusted EBITDA (1)	Adjusted EBITDA (1) Margin %	Net Revenues (2)	Adjusted EBITDA (1)	Adjusted EBITDA (1) Margin %

MISSISSIPPI
BILOXI	$118,970	$40,142	33.7%	$48,361	$13,935	28.8%
NATCHEZ	30,224	8,953	29.6%	32,060	10,389	32.4%
LULA	60,945	15,475	25.4%	60,711	13,810	22.7%
MISSISSIPPI TOTAL	210,139	64,570	30.7%	141,132	38,134	27.0%

LOUISIANA
LAKE CHARLES	128,136	28,132	22.0%	112,582	25,449	22.6%

MISSOURI
KANSAS CITY	60,515	9,065	15.0%	63,728	11,247	17.6%
BOONVILLE	59,457	16,711	28.1%	53,480	15,319	28.6%
MISSOURI TOTAL	119,972	25,776	21.5%	117,208	26,566	22.7%

IOWA
BETTENDORF	65,599	17,929	27.3%	71,321	21,654	30.4%
DAVENPORT	46,319	10,965	23.7%	50,199	12,282	24.5%
MARQUETTE	28,964	6,353	21.9%	31,806	8,128	25.6%
IOWA TOTAL	140,882	35,247	25.0%	153,326	42,064	27.4%

COLORADO
BLACK HAWK/COLORADO
CENTRAL STATION (10)	113,904	31,206	27.4%	117,335	35,766	30.5%

INTERNATIONAL
BLUE CHIP	6,289	(893)	(14.2%)	6,007	(553)	(9.2%)
OUR LUCAYA	11,579	(4,633)	(40.0%)	17,935	1,290	7.2%
INTERNATIONAL TOTAL	17,868	(5,526)	(30.9%)	23,942	737	3.1%

CORPORATE & OTHER (11)	17,139	(40,696)	N/M	16,494	(38,017)	N/M

TOTAL	$748,040	$138,709	18.5%	$682,019	$130,699	19.2%

Note: The above excludes properties classified as discontinued operations. Discontinued operations include the Company's
Bossier City, Louisiana and Vicksburg, Mississippi properties which were sold on July 31, 2006.

Isle of Capri Casinos, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
(Unaudited) (In thousands)
Three Months Ended January 28, 2007

	Operating Income (Loss)	Depreciation & Amortization	Preopening (5)	Stock Compensation Expense (4)	Adjusted EBITDA (1)
MISSISSIPPI
BILOXI	$867	$4,744	$-	$-	$5,611
NATCHEZ	2,047	963	-	-	3,010
LULA	3,069	2,617	-	-	5,686
MISSISSIPPI TOTAL	5,983	8,324	-	-	14,307

LOUISIANA
LAKE CHARLES	6,425	4,034	-	-	10,459

MISSOURI
KANSAS CITY	2,103	1,538	-	-	3,641
BOONVILLE	4,415	1,243	-	-	5,658
MISSOURI TOTAL	6,518	2,781	-	-	9,299

IOWA
BETTENDORF	3,337	1,976	-	-	5,313
DAVENPORT	985	1,607	-	-	2,592
MARQUETTE	1,068	702	-	-	1,770
IOWA TOTAL	5,390	4,285	-	-	9,675

COLORADO
BLACK HAWK/COLORADO
CENTRAL STATION (10)	5,988	3,976	-	-	9,964

INTERNATIONAL
BLUE CHIP	(254)	166	-	-	(88)
OUR LUCAYA	(587)	79	-	-	(508)
INTERNATIONAL TOTAL	(841)	245	-	-	(596)

CORPORATE & OTHER (11)	(19,674)	1,058	3,236	1,556	(13,824)
TOTAL	$9,789	$24,703	$3,236	$1,556	$39,284

Note: The above excludes properties classified as discontinued operations. Discontinued operations include the
Company's Bossier City, Louisiana and Vicksburg, Mississippi properties which were sold on July 31, 2006.

Isle of Capri Casinos, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
(Unaudited) (In thousands)
Three Months Ended January 22, 2006 (Restated)

	Operating Income (Loss)	Depreciation & Amortization	Hurricane Related Charges, net	Preopening (5)	Adjusted EBITDA (1)
MISSISSIPPI
BILOXI	$5,843	$2,042	$(31)	$-	$7,854
NATCHEZ	3,744	849	4	-	4,597
LULA	2,900	2,469	-	-	5,369
MISSISSIPPI TOTAL	12,487	5,360	(27)	-	17,820

LOUISIANA
LAKE CHARLES	5,456	4,303	3,100	-	12,859

MISSOURI
KANSAS CITY	2,123	1,647	-	-	3,770
BOONVILLE	3,620	1,097	-	-	4,717
MISSOURI TOTAL	5,743	2,744	-	-	8,487

IOWA
BETTENDORF	5,047	1,874	-	-	6,921
DAVENPORT	1,794	1,769	-	-	3,563
MARQUETTE	973	773	-	-	1,746
IOWA TOTAL	7,814	4,416	-	-	12,230

COLORADO
BLACK HAWK/COLORADO
CENTRAL STATION (10)	7,248	3,554	-	-	10,802

INTERNATIONAL
BLUE CHIP	(499)	136	-	-	(363)
OUR LUCAYA	(118)	401	3	-	286
INTERNATIONAL TOTAL	(617)	537	3	-	(77)

CORPORATE & OTHER (11)	(12,790)	1,044	500	40	(11,206)
TOTAL	$25,341	$21,958	$3,576	$40	$50,915

Note: The above excludes properties classified as discontinued operations. Discontinued operations include the
Company's Bossier City, Louisiana and Vicksburg, Mississippi properties which were sold on July 31, 2006.

Isle of Capri Casinos, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
(Unaudited) (In thousands)
Nine Months Ended January 28, 2007 (Restated)

	Operating Income (Loss)	Depreciation & Amortization	Preopening (5)	Stock Compensation Expense (4)	Valuation Charge (6)	Adjusted EBITDA (1)
MISSISSIPPI
BILOXI	$27,077	$13,065	$-	$-	$-	$40,142
NATCHEZ	6,085	2,868	-	-	-	8,953
LULA	7,826	7,649	-	-	-	15,475
MISSISSIPPI TOTAL	40,988	23,582	-	-	-	64,570

LOUISIANA
LAKE CHARLES	16,144	11,988	-	-	-	28,132

MISSOURI
KANSAS CITY	3,917	5,148	-	-	-	9,065
BOONVILLE	12,843	3,868	-	-	-	16,711
MISSOURI TOTAL	16,760	9,016	-	-	-	25,776

IOWA
BETTENDORF	12,279	5,650	-	-	-	17,929
DAVENPORT	6,260	4,705	-	-	-	10,965
MARQUETTE	3,998	2,355	-	-	-	6,353
IOWA TOTAL	22,537	12,710	-	-	-	35,247

COLORADO
BLACK HAWK/COLORADO
CENTRAL STATION (10)	19,285	11,921	-	-	-	31,206

INTERNATIONAL
BLUE CHIP	(1,953)	395	-	-	665	(893)
OUR LUCAYA	(4,871)	238	-	-	-	(4,633)
INTERNATIONAL TOTAL	(6,824)	633	-	-	665	(5,526)

CORPORATE & OTHER (11)	(53,643)	3,093	4,066	5,788	-	(40,696)
TOTAL	$55,247	$72,943	$4,066	$5,788	$665	$138,709

Note: The above excludes properties classified as discontinued operations. Discontinued operations include the
Company's Bossier City, Louisiana and Vicksburg, Mississippi properties which were sold on July 31, 2006.

Isle of Capri Casinos, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
(Unaudited) (In thousands)
Nine Months Ended January 22, 2006 (Restated)

	Operating Income (Loss)	Depreciation & Amortization	Hurricane Related Charges, net	Preopening (5)	Adjusted EBITDA (1)
MISSISSIPPI
BILOXI	$5,799	$8,167	$(31)	$-	$13,935
NATCHEZ	7,361	3,024	4	-	10,389
LULA	6,839	6,971	-	-	13,810
MISSISSIPPI TOTAL	19,999	18,162	(27)	-	38,134

LOUISIANA
LAKE CHARLES	9,274	11,875	4,300	-	25,449

MISSOURI
KANSAS CITY	6,030	5,217	-	-	11,247
BOONVILLE	12,010	3,309	-	-	15,319
MISSOURI TOTAL	18,040	8,526	-	-	26,566

IOWA
BETTENDORF	16,225	5,429	-	-	21,654
DAVENPORT	6,907	5,375	-	-	12,282
MARQUETTE	5,893	2,235	-	-	8,128
IOWA TOTAL	29,025	13,039	-	-	42,064

COLORADO
BLACK HAWK/COLORADO
CENTRAL STATION (10)	25,893	9,873	-	-	35,766

INTERNATIONAL
BLUE CHIP	(966)	413	-	-	(553)
OUR LUCAYA	29	1,258	3	-	1,290
INTERNATIONAL TOTAL	(937)	1,671	3	-	737

CORPORATE & OTHER (11)	(41,261)	2,520	500	224	(38,017)
TOTAL	$60,033	$65,666	$4,776	$224	$130,699

Note: The above excludes properties classified as discontinued operations. Discontinued operations include the
Company's Bossier City, Louisiana and Vicksburg, Mississippi properties which were sold on July 31, 2006.

1.
EBITDA is “earnings before interest, income taxes, depreciation and amortization.” Isle of Capri calculates Adjusted EBITDA at its properties by adding depreciation and amortization, preopening expense, management fees, other charges and non-cash items to Operating Income (Loss). Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry and 2) a principal basis of valuing gaming companies. Management uses property level Adjusted EBITDA as the primary measure of the Company’s operating properties’ performance, including the evaluation of operating personnel. Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP). The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the Company. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by net revenues. Fiscal 2007 and 2006 results have been reclassified to reflect the Colorado Grande-Cripple Creek, Isle-Bossier City and Isle-Vicksburg as discontinued operations. Reconciliations of operating income to Adjusted EBITDA and operating income as a percentage of net revenues are included in the financial schedules accompanying this release. A reconciliation of Adjusted EBITDA with the Company’s net income is shown below.

	Three Months Ended		Nine Months Ended
	January 28,	January 22,	January 28,	January 22,
	2007	2006	2007	2006
		(Restated)	(Restated)	(Restated)
	(In thousands)
Adjusted EBITDA	$39,284	$50,915	$138,709	$130,699
(Add)/deduct:
Depreciation and amortization	24,703	21,958	72,943	65,666
Stock compensation expense (4)	1,556	-	5,788	-
Preopening (5)	3,236	40	4,066	224
Valuation Charge (6)	-	-	665	-
Hurricane related charges, net (7)	-	3,576	-	4,776
Interest expense, net	20,668	18,663	60,365	53,594
Loss on early extinguishment of debt	-	2,110	-	2,110
Minority interest (8)	598	439	2,216	4,387
Income tax expense (benefit) (9)	(1,770)	1,907	347	575
Income from discontinued operations, including gain on sale,
net of income taxes (12)	(216)	(2,010)	(15,148)	(3,632)
Net income (loss)	$(9,491)	$4,232	$7,467	$2,999

2.
Net revenues are presented net of complimentaries, slot points expense and cash coupon redemptions. Fiscal 2007 and 2006 results have been reclassified to reflect Colorado Grande-Cripple Creek, Isle-Bossier City and Isle-Vicksburg as discontinued operations.

3.
New development expenses include incremental costs incurred pursuing new opportunities within the industry. Such costs include legal and other professional fees, application fees and personnel and travel costs. These expenses are detailed in the table below.

	Three Months Ended		Nine Months Ended
	January 28,	January 22,	January 28,	January 22,
	2007	2006	2007	2006
		(Restated)	(Restated)	(Restated)
	(In thousands)
Domestic[a]	$3,503	$1,847	$10,298	$2,708
International[b]	1,420	1,672	4,220	8,674
	$4,923	$3,519	$14,518	$11,382

[a] Relates primarily to the Company's development efforts in Pittsburgh, Pennsylvania. The Company was notified in December 2006 that it was not awarded this license.
[b] Includes development expenses related to development the Company's development agreement with Eighth Wonder related to Singapore. The Company was notified in December 2006 that it was not awarded this license.

4.
Included in corporate and other expenses for the three months and the nine months ended January 28, 2007 was $1.6 and $5.8 million, respectively, of compensation cost related to qualified and non-qualified stock options recognized related to the adoption of SFAS 123(R) on May 1, 2006. Also included in the three months and nine months ended January 28, 2007, was $0.9 million and $4.6 million, respectively, related to the relocation of the Company’s corporate headquarters to Saint Louis, Missouri. The nine month increase was offset when comparing to prior year due to a decrease in legal fees of $0.5 million and a decrease in marketing and administrative expenses of $5.1 year-over-year.

5.
Pre-opening expenses for the three months and the nine months ended January 28, 2007 are related to our development at Pompano Beach, Florida, construction of the hotel and casino in Waterloo, Iowa, and our development project at RICOH(TM) Arena in Coventry, England. Pre-opening expenses for the three months and the nine months ended January 22, 2006 relate to the development at Pompano Beach, Florida and construction of the hotel and casino in Waterloo, Iowa.

6.
Valuation charges for the nine months ended January 28, 2007 are related to the impairment of land and buildings at the Company’s Blue Chip operations and for the write-off of costs related to a potential new casino site also at the Company’s Blue Chip operations.

7.
Hurricane related charges, net, include impairment charges for assets damaged or destroyed by hurricanes, incremental costs incurred related to hurricanes and operating costs related to periods affected by hurricanes. This item also includes anticipated recoveries expected from our insurance carriers related to property damage, incremental costs and operating expenses. When the Company and its insurance carriers agree on the final amount of the insurance proceeds, the Company will also record any related gain in this account. In addition, any recoveries of lost profit will be recognized when agreed to with the insurance carrier and will be reflected in the related properties revenue and Adjusted EBITDA[1]. Accordingly, during the quarter ended January 28, 2007, the Company recorded $2.2 million of income at its Lake Charles facility related to lost profits from Hurricane Rita and $0.6 million at its Pompano facility related to Hurricane Wilma.

8.	Minority interest represents unrelated third parties’ interest in Isle-Black Hawk’s income before income taxes and Colorado Central Station-Black Hawk’s net income.

9.
The Company’s effective tax rate from continuing operations for the quarter ended January 28, 2007 was a benefit of 15.4% compared to an expense of 46.2% for the quarter ended January 22, 2006, which, in each case, includes an unrelated party’s portion of Colorado Central Station-Black Hawk’s income taxes. The Company’s effective tax rate from combining continuing and discontinued operations for the quarter ended January 28, 2007 was a benefit of 15.7% compared to an expense of 47.2% for the quarter ended January 22, 2006. For each comparison, the change in effective rate over the comparable prior fiscal period is primarily attributable to the effect of certain expenses related to the adoption of SFAS 123(R) and other permanent items on full-year projected pre-tax income.

10.
As management fees are eliminated in consolidation, Adjusted EBITDA[1] for the combined Black Hawk/Colorado Central Station property does not include management fees. Fiscal 2006 results have been reclassified to reflect Colorado Grande-Cripple Creek as a discontinued operation. The following table shows management fees and Adjusted EBITDA[1] inclusive of management fees for the three and nine months ended January 28, 2007 and January 22, 2006:

	Three Months Ended		Nine Months Ended
	January 28, 2007	January 22, 2006	January 28, 2007	January 22, 2006
		(Restated)	(Restated)	(Restated)

Management Fees
Black Hawk/Colorado
Central Station	$1,585	$1,764	$5,118	$5,445

Adjusted EBITDA with Management Fees
Black Hawk/Colorado
Central Station	$8,379	$9,038	$26,088	$30,321

11.
For the three months ended January 28, 2007, corporate and other includes net revenues of $6.6 million and Adjusted EBITDA[1] of ($1.5) million related to operations at the Pompano Park property compared to net revenues of $5.1 million and Adjusted EBITDA[1] of ($0.8) million for the same prior year period. For the nine months ended January 28, 2007, corporate and other includes net revenues of $16.9 million and Adjusted EBITDA[1] of ($4.7) million related to operations at the Pompano Park property compared to net revenues of $15.8 million and Adjusted EBITDA[1] of ($2.2) million for the nine months ended January 22, 2006.

12.
On July 31, 2006, the Company completed the sale of Isle-Bossier City and Isle-Vicksburg to Legends Gaming, LLC. The Company received approximately $240 million in proceeds from the sale and has recognized a pre-tax gain of $22.9 million. Taxes on the gain were $11.5 million with a net gain on sale of discontinued operations of $11.3 million. Adjustments related to the sale totaling $0.2 million, net of taxes, were recorded in the third quarter ended January 28, 2007.

Isle of Capri Casinos, Inc., founded in 1992, is dedicated to providing its customers with an exceptional gaming and entertainment experience. Welcoming guests at each of its 15 casino properties are team members committed to superior service and a fun atmosphere. The Company owns and operates casinos in Biloxi, Lula and Natchez, Mississippi; Lake Charles, Louisiana; Bettendorf, Davenport and Marquette, Iowa; Kansas City and Boonville, Missouri and a casino and harness track in Pompano Beach, Florida. The Company also operates and has a 57 percent ownership interest in two casinos in Black Hawk, Colorado. Isle of Capri Casinos’ international gaming interests include a casino that it operates in Freeport, Grand Bahama and a two-thirds ownership interest in casinos in Dudley and Wolverhampton.

The Company is also developing a new casino and hotel in Waterloo, Iowa, as well as a casino in Coventry, England. The Company has also signed an agreement to acquire a casino in Caruthersville, Missouri. There are four Isle of Capri Casinos brands including the isle, Isle of Capri, Colorado Central Station and Rhythm City, providing over 12,000 slot machines, 500 table games and 2600 hotel rooms for our guests’ enjoyment.

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

CONTACTS:

Isle of Capri Casinos, Inc.,
Allan B. Solomon, Executive Vice President-561.995.6660
Donn Mitchell, Chief Financial Officer-314.813.9319
Jill Haynes, Director of Corporate Communication-314.813.9368

NOTE: Other Isle of Capri Casinos, Inc. press releases and a corporate profile are available at http://www.prnewswire.com. Isle of Capri Casinos, Inc.'s home page is http://www.islecorp.com.